Exhibit 99.1

NEWS RELEASE

SECURITY FEDERAL CORPORATION ANNOUNCES INCREASE IN SIX MONTH AND QUARTERLY EARNINGS

Aiken, South Carolina (October 29, 2012) - Security Federal Corporation (“Company”) (OTCBB:SFDL), the holding company for Security Federal Bank, today announced earnings for the six month and quarterly periods ended September 30, 2012.  The Company reported net income available to common shareholders of $1.2 million or $0.40 per common share (basic) for the six months ended September 30, 2012, an increase of $521,000 or 78.9% when compared to net income of $660,000 or $0.22 per common share (basic) for the six months ended September 30, 2011. For the three months ended September 30, 2012, net income available to common shareholders increased $252,000 or 81.8% to $560,000 compared to $308,000 for the three months ended September 30, 2011. The increases in both periods were primarily the result of a decrease in the provision for loan losses.

Non-performing assets, which consist of non-accrual loans and repossessed assets, increased $1.6 million or 4.4% to $38.4 million at September 30, 2012 from $36.8 million at March 31, 2012 and decreased from $42.0 million at June 30, 2012. Management of the Company is actively focused on and working diligently to reduce these balances. For the six months ended September 30, 2012, an additional $1.0 million was added to the allowance through the provision for loan losses. As a result, the allowance for loan losses was 2.84% of total loans held for investment at September 30, 2012 compared to 2.94% at September 30, 2012. Management continues to closely monitor the loan portfolio to proactively identify any potential problem loans.

Net interest margin decreased 33 basis points to 2.82% for the six months ended September 30, 2012 and 27 basis points to 2.83% for the quarter ended September 30, 2012 when compared to the same periods in 2011. The decreases in margin are primarily a result of the significant decrease in loans. Total loans receivable, net, decreased $25.5 million or 5.9% to $403.0 million for the six months ended September 30, 2012. This reflects the Bank’s strategy of maximizing risk based capital through steady earnings and decreasing certain loan type concentrations. As a result of the decrease in margin, net interest income decreased $1.8 million or 13.6% to $11.7 million for the six months ended September 30, 2012 compared to $13.5 million for the six months ended September 30, 2011. For the quarter ended September 30, 2012, net interest income decreased $812,000 or 12.3% to $5.8 million compared to $6.6 million for the quarter ended September 30, 2011.

As of September 30, 2012, the Bank exceeded all regulatory capital requirements with a Total Risk-Based capital ratio of 20.23%, compared to 17.88% for the same quarter end in the previous year. The Company’s stockholders’ equity increased $1.6 million or 2.0% to $83.1 million at September 30, 2012 compared to $81.5 million at September 30, 2011.

Non-interest income for the six-months and quarter ended September 30, 2012 decreased $103,000 or 3.7% and $14,000 or 0.9%, respectively, compared to the same periods in 2011 primarily as the result of a decrease in the gain on sale of investments.

For the six months ended September 30, 3012, non-interest expense increased $1.0 million or 9.8% to $11.4 million, compared to $10.4 million for the same period in 2011. For the quarter ended September 30, 2012, non-interest expense increased $874,000 or 16.8% to

$6.1 million compared to $5.2 million in 2011.  The increase in non-interest expense in both periods is primarily a result of an increase in the net costs associated with the operation of foreclosed properties including write downs on these properties. Without these costs, non-interest expense would have decreased $653,000 or 6.5% for the six months ended September 30, 2012 and $186,000 or 3.8% for the quarter ended September 30, 2012 as compared to the same period in 2011.

Total assets at September 30, 2012 were $904.2 million compared to $924.6 million at March 31, 2012, a decrease of $20.4 million or 2.2% for the six-month period. Net loans receivable decreased $25.5 million or 5.9% to $403.1 million at September 30, 2012 from $428.5 million at March 31, 2012.  Total deposits decreased $9.0 million or 1.3% to $687.2 million at September 30, 2012 compared to $696.2 million at March 31, 2012.  Federal Home Loan Bank advances, other borrowings, convertible senior debentures and subordinated debentures decreased $13.8 million or 9.7% to $129.3 million at September 30, 2012 from $143.1 million at March 31, 2012.

Security Federal Bank has 13 full service branch locations in Aiken, Clearwater, Graniteville, Langley, Lexington, North Augusta, Wagener, Columbia and West Columbia, South Carolina and Evans, Georgia. A full range of financial services, including trust and investments, are provided by the Bank and insurance services are provided by the Bank’s wholly owned subsidiary, Security Federal Insurance, Inc.

For additional information contact Roy Lindburg, Chief Financial Officer, at (803) 641-3070

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision.  These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties.  The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; changes in the level and trend of loan delinquencies and write-offs; economic conditions in the Company’s primary market area; results of examinations of the Company by the Board of Governors of the Federal Reserve System and the Bank by the Federal Deposit Insurance Corporation and the South Carolina State Board of Financial Institutions, or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses or to write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; demand for residential, commercial business and commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; legislative or regulatory changes that adversely affect the Company’s business including changes in regulatory policies and principles, or the interpretations of regulatory capital or other rules, including changes related to Basel III requirements, the impact of the effect of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations, including the interpretation of regulatory capital or other rules;  changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; technology factors affecting operations; pricing of products and services; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2012.  Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.  The Company undertakes no responsibility to update or revise any forward-looking statement.

SECURITY FEDERAL CORPORATION
UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS
(In Thousands, except for Earnings per Share and Ratios)

INCOME STATEMENT HIGHLIGHTS

	Quarter Ended September 30,		Six Months Ended September 30,
	2012	2011	2012	2011
Total interest income	$8,271	$9,880	$16,747	$20,110

Total interest expense	2,463	3,260	5,082	6,609

Net interest income	5,808	6,620	11,665	13,501

Provision for loan losses	300	2,300	1,025	4,600

Net interest income after
provision for loan losses	5,508	4,320	10,640	8,901

Non-interest income	1,478	1,492	2,661	2,764

Non-interest expense	6,071	5,197	11,369	10,357

Income before income taxes	915	615	1,932	1,308

Provision for income taxes	245	197	531	428

Net income	$670	$418	$1,401	$880

Preferred stock dividends	110	110	220	220

Net income available to common
Shareholders	$560	$308	$1,181	$660

Earnings per common share (basic)	$0.19	$0.11	$0.40	$0.22

	BALANCE SHEET HIGHLIGHTS

	September 30, 2012	March 31, 2012%

Total assets	$904,236	$924,637	-2.2%

Cash and cash equivalents	14,408	9,331	54.4%

Total loans receivable, net	403,049	428,511	-5.9%

Investment & mortgage-backed securities	428,854	421,631	1.7%

Deposits	687,189	696,201	-1.3%

Borrowings	129,289	143,110	-9.7%

Shareholders' equity	83,137	80,772	2.9%

Book value per share	$20.63	$19.83	4.0%

Total risk based capital ratio (1)	20.23%	18.71%	8.1%

Non performing assets	38,445	36,818	4.4%

Non performing assets to total assets	4.25%	3.98%	6.8%

Allowance as a percentage of gross loans, held for investment	2.84%	3.32%	-14.5%

(1)- This ratio is calculated using Bank only information and not consolidated information